Exhibit (e)

DISTRIBUTION AGREEMENT

This Agreement (the “Agreement”) is made as of September 10, 2026, by and between American Drive Variable Insurance Trust (the “Trust”) and each series of the Trust, if any, as listed on Schedule I, if any, being hereinafter referred to as a “Fund,” and Hantz Financial Services, Inc. (the “Distributor”), a Michigan corporation. Absent written notification to the contrary by either the Trust or the Distributor, each new investment portfolio of the Trust established in the future shall automatically become a “Fund” for all purposes hereunder and shares of each new class established in the future shall automatically become “Shares” for all purposes hereunder as if set forth on Schedule I as applicable and effective as of the date listed in Schedule I, as it may be separately amended from time to time. For the avoidance of doubt, the provisions of this Agreement shall apply separately with respect to the Trust and each Fund, as relevant.

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust desires to retain the Distributor as the exclusive distributor of the units of beneficial interest in all classes of shares (“Shares”) of the Trust and each Fund, if applicable, and the Distributor is willing to render such services;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority, Inc. (the “FINRA”);

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. SERVICES AS DISTRIBUTOR.

1.1. The Distributor will act as agent for the distribution of Shares in accordance with any instructions of the Trust’s Board of Trustees, as applicable (the “Board”), and with the registration statement applicable to the Trust then in effect under the Securities Act of 1933, as amended (the “1933 Act”), and will transmit promptly any orders properly received by it for the purchase or redemption of Shares to the Trust or its transfer agent, or their designated agents. As used in this Agreement, the term “registration statement” shall mean any registration statement, specifically including, but not limited to, any then-current prospectus together with any related then-current statement of additional information, filed with the SEC with respect to Shares, and any amendments and supplements thereto which at any time shall have been filed.

1.2. The Distributor agrees to use reasonable efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion as it believes appropriate in connection with such solicitation. The Distributor agrees to offer and sell Shares at the applicable public offering price or net asset value next determined after an order is received, in accordance with the terms and conditions set forth in the then-current prospectus(es) applicable to the Fund. The Trust understands that the Distributor is and may in the future be the distributor of shares of other investment company portfolios including portfolios having investment objectives similar to those of the Trust and the Funds, as applicable. The Trust further understands that existing and future investors in the Trust and each Fund, if applicable, may invest in shares of such other portfolios. The Trust agrees that the Distributor’s duties to such portfolios shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2. The Distributor agrees that any outstanding shares of a Fund may be tendered for redemption at any time in accordance with the terms and conditions set forth in the then-current prospectus.

1.3. The Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.

1.4. The Trust shall be responsible for expenses relating to the execution of any and all documents and the furnishing of any and all information and otherwise taking, or causing to be taken, all actions that may be reasonably necessary in connection with the registration of Shares under the 1933 Act and the Trust under the 1940 Act and the qualification of Shares for sale under the so-called “blue sky” laws in such states as the Trust directs and in such states as the Distributor may recommend to the Trust which the Trust approves, and the Trust shall pay all fees and other expenses incurred in connection with such registration and qualification.

1.5. The Distributor shall be responsible for preparing, reviewing and providing advice on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to the Trust and each Fund, if applicable, and shall file with the FINRA or the appropriate regulators all such materials as are required to be filed under applicable laws and regulations in compliance with such laws and regulations.

1.6. In connection with all matters relating to this Agreement, the Trust and the Distributor agree to comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the FINRA and all other applicable federal and state laws, rules and regulations. The Distributor agrees to provide the Trust with such certifications, reports and other information as the Trust may reasonably request from time to time to assist it in complying with, and monitoring for compliance with, such laws, rules and regulations.

1.7 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by other circumstances of any kind, the Trust’s officers may decline to accept any orders for, or make any sales of, Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

1.8. The Trust shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the operations and performance of the Trust and each Fund, if applicable, and Shares as the Distributor may reasonably request and the Trust warrants that such information shall be true and correct in all material respects. Without limiting the foregoing, the Trust shall also furnish the Distributor upon reasonable request by it: (a) audited annual and unaudited semi-annual statements of the Trust’s books and accounts with respect to the Trust and each Fund, if applicable, and (b) from time to time such additional information regarding the financial condition of the Trust and each Fund, if applicable.

1.9. The Trust may from time-to-time adopt one or more distribution plans pursuant to Rule 12b-1 under the 1940 Act. As compensation for services rendered hereunder, the Distributor shall be entitled to receive from the Trust/Fund the payments set forth on Schedule II attached hereto, as the same may be amended from time-to-time by agreement of the parties hereto. The Distributor, from time to time, may assign to any third party all or any portion of amounts payable to the Distributor under this Agreement.

1.10. The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of Rule 12b-1 payments received by the Distributor, if any.

1.11. The Distributor is authorized to enter into written agreements (“Selling Agent Agreements”) with banks, broker/dealers, insurance companies and other financial institutions (collectively, “Intermediaries”), on terms and conditions consistent with this Agreement and all applicable laws, regulations and exemptive relief. The Selling Agent Agreements shall be on the general forms that are approved by the Board. The Distributor also may enter into other forms of agreements relating to selling agent activities and support as it deems appropriate, provided that the Distributor determines that the Trust’s responsibility or liability to any person under, or on account of any acts or statements of any such Intermediary under, any such agreement does not exceed its responsibility or liability under the general form(s) of Selling Agent Agreement approved by the Board, and provided further that the Distributor determines that the overall terms of any such agreement are not materially less advantageous to the Trust than the overall terms of the general form(s) of Selling Agent Agreement approved by the Board. In entering into and performing any agreements, the Distributor shall act as principal and not as agent for the Trust or any Fund, if applicable. Upon the failure of any Intermediary to pay for any order for the purchase of Shares in accordance with the terms of the Trust’s or any Fund’s, if applicable, prospectus, the Trust or any Fund, if applicable, shall have the right to cancel the sale of such Shares and thereupon the Distributor shall be responsible for any loss sustained as a result thereof.

2. REPRESENTATIONS; INDEMNIFICATION.

2.1. The Trust represents to the Distributor that all registration statements with respect to Shares and shareholder reports with respect to the Trust or any Fund, if applicable, filed by the Trust with the SEC, have been prepared in conformity with the requirements of the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and rules and regulations of the SEC thereunder. The Trust and each Fund further represents and warrants to the Distributor that any registration statement, when such registration statement becomes effective, and any shareholder report, when such report is filed, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement or shareholder report will be true and correct in all material respects when such registration statement becomes effective, or when such shareholder report is filed; and that no registration statement, when such registration statement becomes effective, and no shareholder report, when such shareholder report is filed, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares; provided, however, that the foregoing representations and warranties shall not apply to any untrue statement of material fact or omission made in any registration statement or shareholder report in reliance upon and in conformity with any information furnished to the Trust by the Distributor or any affiliate thereof and used in preparation thereof. The Trust authorizes the Distributor and authorized Intermediaries to use any prospectus or statement of additional information in the form furnished from time-to-time in connection with the sale of Shares and represented by the Trust as being the then-current form of prospectus or then-current form of statement of additional information.

2.2. The Trust agrees to indemnify, defend and hold the Distributor, its officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and all reasonable counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon (a) any material breach by the Trust of any provision of this Agreement, or (b) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or shareholder report or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or shareholder report or necessary to make any statement in such documents not misleading; provided, however, that the Trust’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or shareholder report or in any financial or other statements in reliance upon and in conformity with any information furnished to the Trust by the Distributor or any affiliate thereof and used in the preparation thereof; and further provided that the Trust’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor, is officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Distributor, its officers or directors, or any controlling person thereof, or by reason of the reckless disregard of the obligations and duties under this Agreement by the Distributor, its officers or directors, or any controlling person thereof.

The Trust’s agreement to indemnify, as set forth herein, the Distributor, its officers and directors, and any controlling person thereof, as set forth herein, is expressly conditioned upon the Trust’s being notified of any action brought against the Distributor, its officers or directors, or any controlling person thereof, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile or other electronic means to the Trust within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability hereunder, which the Trust may have to the person against whom, such action is brought, except to the extent the Trust has been actually prejudiced by such delay. The Trust will be entitled to assume at its own expense the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the Trust does not elect to assume the defense of any such suit, or if the Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them.

The Trust’s indemnification agreement contained in this paragraph 2.2 and the Trust’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers or directors, or any controlling person thereof, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor’s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers, Trustees, or Directors in connection with the issue and sale of any Shares.

2.3. The Distributor agrees to indemnify, defend and hold the Trust, its respective several officers, Trustees and Directors, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and all reasonable counsel fees incurred in connection therewith) which the Trust, its respective officers, Trustees or Directors or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its respective officers, Trustees or Directors, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor or any affiliate thereof to the Trust or its counsel and used in the Trust’s registration statement or shareholder reports, or any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor or any affiliate thereof to the Trust or its counsel required to be stated in such information or necessary to make such information not misleading, (b) any untrue statement of a material fact contained in any sales literature prepared by the Distributor, or any omission to state a material fact required to be stated therein or necessary to make such sales literature not misleading (except to the extent arising out of information furnished by the Trust to the Distributor for use therein), (c) any willful misfeasance, bad faith or negligence in the performance of the Distributor’s obligations and duties under the Agreement or by reason of its reckless disregard thereof, or (d) any breach by the Distributor of any provision of this Agreement.

The Distributor’s agreement to indemnify the Trust, its respective officers, Trustees and Directors, and any controlling person thereof, as set forth herein, is expressly conditioned upon the Distributor’s being notified of any action brought against the Trust, its respective officers, Trustees or Directors, or any controlling person thereof, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile, e-mail or other electronic means to the Distributor by the person against whom such action is brought, within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Distributor of any such action shall not relieve the Distributor or any affiliate thereof from any liability hereunder, which the Distributor or any affiliate thereof may have to the Trust, its respective officers, Trustees, or to controlling person thereof by reason of any such untrue or alleged untrue statement, or omission or alleged omission, or other conduct covered by this indemnity agreement, except to the extent the Distributor has been actually prejudiced by such delay. The Distributor shall have the right to control the defense of such action, with counsel of good standing of its own choosing, approved by the Board which approval shall not unreasonably be withheld, if such action is based solely upon such misstatement or omission, or alleged misstatement or omission, on the Distributor’s part or any affiliate thereof.

2.4. The Trust agrees to advise the Distributor as soon as reasonably practicable of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement then in effect or of the initiation of any proceeding for that purpose. Thereafter, no Shares shall be offered by either the Distributor or the Trust and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.4 shall in any way restrict or have any application to or bearing upon the Trust’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund’s prospectus(es) or of the Declaration of Trust.

3. CONFIDENTIALITY.

The Trust and the Distributor may receive from each other information, or access to information, about the shareholders generally and specifically (collectively, “Shareholder Information”) including, but not limited to, nonpublic personal information such as a shareholder’s name, address, telephone number, account relationships, account balances and account histories. The Trust and the Distributor agrees, on behalf of their respective agents and employees that all information, including Shareholder Information, obtained pursuant to this Agreement shall be considered confidential information. Except as permitted by law or required by order of a court or governmental authority, including by any self-regulatory organization, having jurisdiction over the parties, none of the parties shall disclose Shareholder Information to any other person or entity or use such confidential information other than to carry out the purposes of this Agreement, including, among other uses, its use under applicable provisions of the SEC’s Regulation S-P in the ordinary course of carrying out the purposes of this Agreement.

4. ANTI-MONEY LAUNDERING PROGRAM.

The Distributor represents and warrants that it (a) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Trust promptly if an inspection by the appropriate regulatory authorities of the AML Program identifies any material deficiency, and (c) will promptly remedy any material deficiency regarding the AML Program of which it learns.

5. RULE 22c-2.

The Trust and the Distributor agree to comply with the requirements of Rule 22c-2 of the 1940 Act. Further, the Trust represents that the Board has made the findings contemplated by Rule 22c-2(a)(1).

6. LIMITATIONS OF LIABILITY.

The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund, if applicable, in connection with matters to which this Agreement relates, except as provided in paragraph 2.3 hereof, and except a loss resulting from the willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

7. TERM.

7.1. This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two (2) years from the date written above. This Agreement shall thereafter continue from year to year, provided such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust or any Fund, if applicable, provided that in either event the continuance is also approved by the majority of the members of the Board who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval.

7.2. This Agreement is terminable with respect to the Trust or any Fund without penalty, on not less than sixty (60) days’ written notice, by the Board, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust or any Fund, if applicable, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Upon termination, the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination and the provisions of Sections 2, 3, 5, 7.2, 8, 9 and 10.

8. LIMITED RECOURSE.

A reference to the Trust and the Trustees or Directors, as applicable, of the Trust refer respectively to the Trust created by the Declaration of Trust or articles of incorporation and the Trustees or Directors as Trustees or Directors but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer, director or shareholder shall be personally liable for any such liabilities. All persons dealing with the Trust or any Fund, if applicable, must look solely to the property belonging to such Trust or any Fund, if applicable, for the enforcement of any claims against the Trust.

9. NO THIRD-PARTY BENEFICIARIES.

For the avoidance of doubt, and without in any way indicating or implying that there are any third-party beneficiaries to the Agreement or any other to which the Trust or any series thereof is a party, no person other than the Trust and the Distributor shall be deemed to be a party to this Agreement or shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any person other than the Trust and the Distributor (including without limitation any shareholder of any Fund) any direct, indirect, derivative, or other rights against the Trust or the Distributor, or (ii) create or give rise to any duty or obligation on the part of the Distributor or the Trust (including without limitation any fiduciary or other duty) to any person.

10. MISCELLANEOUS.

10.1. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

10.2. This Agreement shall be construed in accordance with and governed by the laws of the state of Delaware as in effect as of the date hereof and the applicable provisions of the 1940 Act. To the extent that the applicable law of the state of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control. The Trust and the Distributor hereby consent to the jurisdiction of a state of federal court situated in the state of Delaware in connection with any dispute arising hereunder. Any action or dispute between the Trust and the Distributor arising out of this Agreement shall be brought exclusively in the state or federal courts in the state of Delaware. The Trust and the Distributor hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which any such party may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.

11. NOTICES.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice.

12. COUNTERPARTS.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

American Drive Variable Insurance Trust, on behalf of its respective Funds, if any

By:	/s/ John Marcum
Name:	John Marcum
Title:	President

HANTZ FINANCIAL SERVICES, INC.

By:	/s/ John Machcinski
Name:	John Machcinski
Title:	President

SCHEDULE I

SERIES OF THE TRUST PARTY TO THE DISTRIBUTION AGREEMENT

American Drive Moderate Allocation Portfolio

American Drive Aggressive Allocation Portfolio

Schedule I as of September 10, 2026

Sch. I-1

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive payments pursuant to any distribution plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund.

Sch. II-1